UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2008

Icahn Enterprises L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

ICAHN ENTERPRISES L.P. (NYSE: IEP) (“Icahn Enterprises”) is engaging an investment advisor to explore strategic alternatives with respect to its wholly owned indirect subsidiary - PSC Metals, Inc. Below is certain financial information regarding PSC Metals, Inc.

PSC METALS, INC. AND SUBSIDIARIES

UNAUDITED DATA FOR THE PERIODS INDICATED

	Six Months Ended June 30,
(000s)	2008	2007

Net sales	$736,941	$423,379
Cost of sales	632,558	394,772
Gross profit	104,383	28,607
Selling, general and administrative	14,733	10,359

Income from continuing operations before interest and taxes	$89,650	$18,248

Depreciation and Amortization	$7,500	$5,396
Capital Expenditures	$14,937	$12,241

Ferrous tons sold	1,137	853
Non-ferrous pounds sold	73,349	56,607

The summary historical interim consolidated financial data set forth above is preliminary and subject to change. We have not yet reported our results for the six-month period ended June 30, 2008. This data is unaudited and has not been reviewed by our independent auditors. Historical results are not indicative of results to be expected in the future and results for interim periods are not indicative of results that might be expected for any other interim period or for an entire fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.

(Registrant)

	By:	Icahn Enterprises G.P. Inc.,
its General Partner

		By:	/s/ Andrew R. Skobe
Andrew R. Skobe
Interim Chief Financial Officer

Date: July 23, 2008